Securities Act Registration No. 333-48124

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-1998421 (I.R.S. Employer Identification No.)

One Detroit Center
500 Woodward Avenue, 31st Floor
Detroit, Michigan 48226
(Address of principal executive offices) (Zip Code)

COMERICA INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Mark W. Yonkman
Senior Vice President, Assistant Secretary and
General Counsel-Investment Bank & Corporate Finance
Comerica Incorporated
One Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226
(Name and address of agent for service)

(800) 521-1190
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to	Amount to be	Proposed maximum	Proposed maximum	Amount of
be registered	registered (1)	offering price per	aggregate offering	registration fee
		share (2)	price (2)

Common Stock $5.00 par value	1,000,000 shares	$52.59	$52,590,000	$13,883.76

     (1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the per share and aggregate offering price are based upon the average of the high and low sales prices of the shares of Common Stock as reported on the New York Stock Exchange Composite Tape on October 13, 2000 ($52.59 per share).

EXPLANATORY NOTE
EXHIBIT INDEX
EXHIBIT INDEX
Consent of Ernst & Young LLP
Consent of KPMG LLP

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is solely for the purpose of correcting clerical errors in the Explanatory Note to the Registration Statement on Form S-8 (Securities Act Registration No. 333-48124) filed on October 18, 2000, and the remainder of the contents of that Registration Statement (including exhibits thereto) is incorporated by reference into this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 consists of the following:

     (1) Facing sheet of the Registration Statement;

     (2) Explanatory Note, as corrected;

     (3) Signature page; and

     (4) Exhibits.

EXPLANATORY NOTE

     This Registration Statement is solely for the registration of additional shares of common stock of Comerica Incorporated for issuance under the Comerica Incorporated Employee Stock Purchase Plan (the “Plan”). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (No. 333-24555, filed on April 4, 1997) are incorporated by reference into this Registration Statement.

ITEM 8. EXHIBITS.

EXHIBIT INDEX

The following documents are attached hereto or incorporated herein by reference as exhibits to this registration statement:

Item 601 Regulation S-K
Exhibit Reference
Number	Description of Document

4(a)	Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (incorporated herein by reference to exhibit 3.2 to Registrant’s Registration Statement on Form S-4 dated December 1, 2000, Commission File Number 333-51042).

4(b)	Amended and restated bylaws of Comerica Incorporated (incorporated herein by reference to exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, Commission File Number 001-10706).

23(a)	Consent of Ernst & Young LLP, independent auditors.

23(b)	Consent of KPMG LLP, independent auditors.

24	Powers of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 14, 2003.

COMERICA INCORPORATED

By: /s/ Ralph W. Babb, Jr.

Ralph W. Babb, Jr.
Chairman, President and Chief Executive Officer

We, the undersigned directors and officers of Comerica Incorporated, do hereby constitute and appoint Jon W. Bilstrom and Mark W. Yonkman, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 14, 2003:

/s/ Ralph W. Babb, Jr.

Ralph W. Babb, Jr.
Chairman, President, Chief Executive
Officer and Director
(Principal Executive Officer)

/s/ Elizabeth S. Acton

Elizabeth S. Acton
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

/s/ Marvin J. Elenbaas

Marvin J. Elenbaas
Senior Vice President and Controller
(Principal Accounting Officer)

/s/ Lillian Bauder

Lillian Bauder
Director

/s/ Joseph J. Buttigieg, III

Joseph J. Buttigieg, III
Director

/s/ James F. Cordes

James F. Cordes
Director

/s/ Peter D. Cummings

Peter D. Cummings
Director

/s/ J. Philip DiNapoli

J. Philip DiNapoli
Director

/s/ Anthony F. Earley, Jr.

Anthony F. Earley, Jr.
Director

/s/ Max M. Fisher

Max M. Fisher
Director

/s/ Roger Fridholm

Roger Fridholm
Director

/s/ Todd W. Herrick

Todd W. Herrick
Director

/s/ David Baker Lewis

David Baker Lewis
Director

/s/ Alfred A. Piergallini

Alfred A. Piergallini
Director

/s/ Howard F. Sims

Howard F. Sims
Director

/s/ Robert S. Taubman

Robert S. Taubman
Director

/s/ William P. Vititoe

William P. Vititoe
Director

Patricia M. Wallington
Director

/s/ Gail L. Warden

Gail L. Warden
Director

/s/ Kenneth L. Way

Kenneth L. Way
Director

EXHIBIT INDEX

4(a)	Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (incorporated herein by reference to exhibit 3.2 to Registrant’s Registration Statement on Form S-4 dated December 1, 2000, Commission File Number 333-51042).

4(b)	Amended and restated bylaws of Comerica Incorporated (incorporated herein by reference to exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, Commission File Number 001-10706).

23(a)	Consent of Ernst & Young LLP, independent auditors.

23(b)	Consent of KPMG LLP, independent auditors.

24	Powers of Attorney (included on the signature page hereto).